EXHIBIT 4.4

MOLSON COORS INTERNATIONAL LP, as Issuer
and
THE GUARANTORS NAMED HEREIN, as Guarantors
and
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

FIFTH SUPPLEMENTAL INDENTURE
Dated as of September 30, 2016
to the
INDENTURE dated as of September 18, 2015

DOCS 15889146

EXHIBIT 4.4

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of September 30, 2016 (this “Fifth Supplemental Indenture”), to the Indenture dated as of September 18, 2015 (the “Original Indenture”), as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of September 18, 2015, by the Third Supplemental Indenture thereto dated as of May 13, 2016, and by the Fourth Supplemental Indenture thereto dated as of August 19, 2016 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Fifth Supplemental Indenture, the “Indenture”), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Parent Guarantor”), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado limited liability company, COORS INTERNATIONAL HOLDCO 2, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, CBC HOLDCO 3, INC., a Colorado corporation, MILLERCOORS HOLDINGS LLC, a Colorado limited liability company, NEWCO3, INC., a Colorado corporation, and MOLSON COORS HOLDCO INC., a Delaware Corporation (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada (the “Trustee”).
WHEREAS, Section 9.01(5) of the Original Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add guarantees with respect to the Securities, including any Subsidiary Guaranties;
WHEREAS, the Issuer desires to add MillerCoors Holdings LLC, a Colorado limited liability company, and CBC Holdco 3, Inc., a Colorado corporation, (collectively, the “New Guarantors”), as Subsidiary Guarantors under the Indenture;
WHEREAS, the foregoing are recitals and statements of fact made by the parties hereto other than the Trustee;
NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Addition of Guarantors. The New Guarantors hereby agree to guarantee payment of the Securities as Subsidiary Guarantors, on the same terms and conditions as those set forth in Article X of the Original Indenture.
Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain

EXHIBIT 4.4

in full force and effect. This Fifth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter certified and delivered pursuant hereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Fifth Supplemental Indenture, in which case the terms of this Fifth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Fifth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Indenture were contained in one instrument.
Section 4.    Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 5.    Governing Law. This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 6.    Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

EXHIBIT 4.4

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.
MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
GUARANTORS:
MOLSON COORS BREWING COMPANY

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President Treasurer
COORS BREWING COMPANY

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
MOLSON CANADA 2005

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
CBC HOLDCO LLC

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

EXHIBIT 4.4

COORS INTERNATIONAL HOLDCO 2, ULC

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MOLSON COORS CALLCO ULC

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MC HOLDING COMPANY LLC

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
CBC HOLDCO 2 LLC

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
NEWCO3, INC.

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

EXHIBIT 4.4

MOLSON COORS HOLDCO INC.

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
MILLERCOORS HOLDINGS LLC

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
CBC HOLDCO 3, INC.

By:	_____/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

EXHIBIT 4.4

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	_____/s/ Lisa M. Kudo
Name: Lisa M. Kudo
Title: Corporate Trust Officer

By:	_____/s/ Robert Morrison
Name: Robert Morrison
Title: Corporate Trust Officer